Exhibit 23.2

                       [LETTERHEAD OF ARTHUR ANDERSON LLP]


Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the financial statements of HealthTech Corporation dated April 24, 1995, for the years ended December 31, 1994 and 1993, incorporated by reference in MedCath Incorporated's Form 10-K for the year ended September 30, 1996.



Charlotte, North Carolina,
     June 17, 1997                                /s/  Arthur Anderson LLP



































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